CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Liberty Newport Tiger Cub Fund - Class A, B & C and Stein Roe Small Cap Tiger Fund - Class S (formerly, collectively, Newport Tiger Cub Fund), Liberty Newport Greater China Fund (formerly, Newport Greater China Fund), and Liberty Newport Japan Opportunities Fund (formerly, Newport Japan Opportunities
Fund) (three of the series comprising Liberty Funds Trust II) in the Liberty Newport Tiger Cub Fund - Class A, B & C Shares Prospectus, the Stein Roe Small Cap Tiger Fund Prospectus, the Liberty Newport Greater China Fund Prospectuses, and the Liberty Newport Japan Opportunities Fund Prospectuses and "Independent Accountants/Auditors" and "Financial Statements" in the Liberty Funds Trust II Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 48 to the Registration Statement (Form N-1A, No. 2-66976) of our reports dated October 10, 2000 on the financial statements and financial highlights of Liberty Newport Tiger Cub Fund - Class A, B & C, Stein Roe Small Cap Tiger Fund - Class S, Liberty Newport Greater China Fund and Liberty Newport Japan Opportunities Fund included in the respective Fund Annual Reports, each dated August 31, 2000.


/s/Ernst & Young LLP
Boston, Massachusetts
December 22, 2000